Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by HRPT Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Barry M. Portnoy	/s/John A. Mannix
Barry M. Portnoy	John A. Mannix
Managing Trustee	President and Chief Operating Officer

/s/Gerard M. Martin	/s/John C. Popeo
Gerard M. Martin	John C. Popeo
Managing Trustee	Treasurer and Chief Financial Officer